PREFERRED INCOME STRATEGIES FUND, INC.

FILE # 811-21286

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/1/2005	Barclays Bank 6/29/49	$1,000,000,000	$27,980,000	Barclays Capital Sec BNP Paribas Sec Citigroup Credit Suisse First Boston Goldman Sachs JP Morgan Merrill Lynch Morgan Stanley UBS Securities Deutsche Bank Wachovia Capital Mkts.
6/9/2005	Metlife	$60,000,000	$1,260,000

Banc of America

Goldman Sachs

Merrill Lynch

Citigroup

Lehman Brothers

Morgan Stanley

UBS Securities

Wachovia Capital

Robert W. Baird & Co.

Deutsche Bank

A.G. Edwards

HSBC Secs. (USA)

J.J.B. Hilliard

Janney Montgomery

JP Morgan

KeyBanc Capital Markets

Morgan Keegan

RBC Dain Rauscher

Raymond James

Charles Schwab

Wells Fargo

Advest

BB&T Capital Markets

M.R. Beal

Blaylock & Co.

Davenport & Co.

Ferris, Baker Watts Inc.

Guzman & Co.

H&R Block

Legg Mason

Muriel Siebert

Oppenheimer & Co.

Piper Jaffray

Samuel A. Ramirez

7/12/2005	Prudential PLC. 6.50%	$12,000,000	$100,000	Citigroup Merrill Lynch & Co. Morgan Stanley UBS Investment Bank Wachovia Securities A.G. Edwards RBC Dain Rauscher
7/26/2005	CIT Group	$14,000,000	$855,000	Goldman Sachs & Co. Lehman Brothers Inc. Merrill Lynch Citigroup Global Markets JP Morgan Securities Wachovia Capital Markets Bear Stearns & Co. BNP Paribas Securities HSBC Securities
9/28/2005	Axis Capital Holdings	$10,000,000	$140,000

Banc of America

Merrill Lynch

Citigroup

Morgan Stanley

Wachovia Capital

Deutsche Bank

A.G. Edwards

HSBC Secs. (USA)

Barclays Capital Inc.

Credit Suisse First Boston LLC

Greenwich Capital Markets

H&R Block Financial Advisors

Key Banc Capital Markets

Legg Mason Wood Walker

Oppenheimer & Co.

Piper Jaffray & Co.

JP Morgan

Bear Stearns

Charles Schwab

RBC Dain Rauscher

TD Waterhouse Investor Srvs.

Wells Fargo Securities

ABN AMRO Inc.

Advest

B.C. Ziegler & Co.

BB&T Capital Markets

C.L. King & Associates

D.A. Davidson & Co.

Davenport & Co LLC

Doley Securities Inc.

Ferris, Baker Watts, Inc.

Guzman & Co.

J.J.B. Hilliard, W.L. Lyons Inc.

Janney Montgomery Scott LLC

Keefe, Bruyette & Woods, Inc.

Mesirow Financial, Inc.

Morgan Keegan & Co, Inc.

Pershing LLC

Robert W. Baird & Co. Inc.

Ryan Beck & Co. Inc.

Stifel, Nicolaus & Co, Inc.

Wedbush Morgan Securities

William Blair & Co, LLC.

10/6/2005	Endurance Specialty Holdings	$8,000,000	$139,200	Deutsche Bank Securities Merrill Lynch & Co. Citigroup JPMorgan Morgan Stanley Wachovia Securities Banc of America Securities LLC HSBC